UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
(Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 19, 2012

GREENTECH MINING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54610	45-450994
(State or other jurisdiction Of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1840 Gateway Drive, Suite 200, Foster City, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 283-2653

Accelerated Acquisitions XVIII, Inc.
(Former name or former address, if changed since last report)

Copies to:
Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 17, 2012 Greentech Mining International, Inc. (“Company”, and “GMI”) entered into an Operating, Exploration and Option to Purchase Agreement (“Option Agreement”) with Greentech Mining, Inc. a Delaware Corporation and Greentech Mining Utah, LLC a Utah limited liability company, (hereinafter referred to as “Owners”). The contracted premise known as the Henry Mountain Project consists of all 671 acres of section 36, township 29 south, range 11 east, salt lake base and meridian, in Wayne County, Utah upon which an operating circuit (system to separate minerals by weight) has been built on the private property.  In addition, the Henry Mountain Project includes the following Bureau of Land Management (“BLM”) mining claim groups:

GOLDEN EAGLE CLAIM GROUP, 105 Placer Claims ( loose material such as sand or gravel) totaling 2100 acres – Garfield County, Utah
Claim Numbers UMC 413213 - UMC413309
Claim Numbers UMC414263 – UMC 414270

SILVER EAGLE CLAIM GROUP, 25 Lode Claims (hard rock deposit) totaling 500 acres – Garfield County, Utah
Claim Numbers UMC414271 – UMC414295

BALD EAGLE CLAIM GROUP, 43 Lode Claims (hard rock deposit ) totaling 860 acres – Garfield County, Utah
Claim Numbers UMC414196 – UMC414238

COPPER EAGLE CLAIM GROUP, 24 Lode Claims (hard rock deposit) totaling 480 acres – Garfield County, Utah
Claim Numbers UMC414239 – UMC414262

The Henry Mountain Project as described in the Option Agreement was contracted exclusively to GMI and its successor-in-interest for the following purposes, all or any of which may be performed by the Company in such manner and at such time or times as the Company may determine in its absolute discretion, subject to the terms hereof:

a.
Exploring and prospecting for, developing, mining, excavating, leaching, milling, processing and smelting, whether by open pit, underground, strip mining, solution mining, heap leaching, or any other methods deemed desirable by the Company in its sole discretion, all minerals, ores, valuable rocks, rare earths and materials of all kinds, including mine dumps and tailings (hereinafter collectively referred to as “Contracted Substances”);

b.	Processing, concentrating, beneficiating, treating, milling, smelting, shipping, selling and otherwise disposing of the Contracted Substances and receiving the proceeds of any such sale;

c.
Erecting, constructing, maintaining, using and operating in and on the Henry Mountain Project such buildings, structures, machinery, facilities and equipment as GMI deems necessary, except that modifications to existing structures machinery, facilities and equipment require the prior approval of the Owner; and

d.	Engaging in any other activity that the Company deems reasonable and necessary to achieve the foregoing purposes.

The term of the Option Agreement is for three (3) years from the effective date set forth above, and may be renewed by GMI for successive three (3) year periods upon substantially  the same terms and provisions as set forth herein based upon the then-capital structure of the Company, until declared forfeited and canceled by Owner or relinquished by GMI as provided herein. The Company shall give Owner written notice of each renewal at least thirty (30) days prior to expiration of the respective three-year term. The Option Agreement shall automatically renew and continue so long as ores, minerals, or metals are produced or sold from the Henry Mountain Project on a continuous basis. The Company shall have the continuing right to terminate the Agreement at any time and to surrender the Henry Mountain Project to Owner by giving Owner written notice thereof at least 30 days prior to the stated date of termination. Termination of the Option Agreement shall not relieve GMI of its obligation to pay all royalties due to Owner as well as its pro-rata share of taxes and fees.

With prior consent of Owner, not to be unreasonably withheld, GMI shall have the right to assign all or any portion of the Henry Mountain Project to any financially able party or parties, provided that all conditions of the Option Agreement shall be binding upon the assignee and that he accepts Liability there for in writing and the Owner is notified of such assignment and receives written acceptance of liability. No conveyance, assignment, or transfer affecting the mineral rights on the Henry Mountain Project or the mineral production therefrom shall be made except subject to the terms and conditions of the Option Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 17, 2011, the Company entered into an Option Agreement with the Owners described in section 1.01 above pursuant to which the Company was exclusively contracted to explore, mine and process minerals that may be found on the Henry Mountain Project. In addition the Company was granted the option to purchase the Henry Mountain Project as outlined in the agreement.

The Company acquired the rights from Greentech Mining, Inc. a Delaware Corporation and Greentech Mining Utah, LLC a Utah limited liability company. Matthew Neher is the founder and Chief Executive Officer of Greentech Mining, Inc. and Greentech Mining Utah and has been the Chief Executive Officer and Director of the Company since June 27, 2012. Novus Aurum Trust controlled by Matthew Neher owns 26,500,000 shares of the Company’s outstanding common stock, representing an 85.49% ownership interest in the Company. Novus Aurum Trust purchased its shares in the Company on June 26, 2012 as disclosed in a Form 8-K filed on June 28, 2012. There were no other agreements between the Company and Novus Aurum Trust prior to the Share Purchase Agreement entered into on June 26, 2012.

Mr. Timothy Neher, the Company’s Chief Executive Officer prior to June 26, 2012, controls Accelerated Venture Partners, LLC (“AVP”), an entity which has agreed to provide financial advisory services to the Company. AVP owns 4,500,000 shares of the Company’s outstanding common stock, representing a 14.51% ownership interest in the Company (collectively, Novus Aurum Trust and AVP own 100% of the Company as there are no other stockholders). Up to 1,000,000 of AVP’s shares can be repurchased by the Company for $0.0001 per share under certain circumstances. AVP is entitled to receive specified cash compensation if the Company achieves certain financial milestones as outlined in the “Our Business” section below.

Aside from the Owner, Greentech Mining, Inc., Greentech Mining Utah, LLC, AVP, Novus Aurum Trust, Matthew Neher and Timothy Neher, no other parties have an interest related to the Share Purchase Agreement or the Option Agreement. The parties are brothers and prior to Share Purchase Agreement Timothy Neher, AVP or the Company had no business relationship with Greentech Mining, Inc., Greentech Mining Utah, LLC, Novus Aurum Trust or Matthew Neher.

Under the terms of the Option Agreement the Company shall make payment to Owner for the initial consideration of three million dollars ($3,000,000) with the first payment of one million dollars (1,000,000) being paid on or before November 1, 2012 and the remaining balance made in ten (10) consecutive payments of $200,000 beginning on December 1, 2012.  The Owner warrants and covenants that it will utilize a portion of the funds to remove private restrictions on transferring titles of an estimated $1.4 million  and hold full title and exclusive possession of the Mines and Processing Plant free and clear from all grants, sales, liens, defects, adverse claims and encumbrances of any kind by November 15, 2013.

The Company shall perform exploration, mining, development, production, processing or any other activity (“Work” herein) which benefits the Henry Mountain Project at a minimum cost of $3,000,000 for the first year, $3,000,000 for the second year, and $3,000,000 for the third year of the Option Agreement commencing on September 20, 2012. All work on other lands within 500 feet of the boundary of any portion of the Henry Mountain Project shall be deemed to benefit the Henry Mountain Project for the work commitment if such work is part of an overall plan or project that includes the Henry Mountain Project. All costs expended for work in excess of $3,000,000 for any one (1) year term shall accrue and be applied to the Option Agreement price as described below. In the event that the Company does not perform work in the amount of the entire minimum expenditure required for the applicable year (which amount will include any excess amount accrued from the prior three year term), the Company shall pay Owner the amount of any such shortage in cash or cash equivalents within 30 days after the end of each three (3) year term. In addition, the Company shall establish a contingency reclamation reserve fund for the purpose of assuring payment of reclamation costs caused by the Company.  The reclamation cost shall be deducted from Net Smelter Royalty (“NSR”) returns on all materials produced and sold from the Henry Mountain Project, after the Owner’s royalties are computed, five percent (5%) of the value thereof, for the purpose of a contingency reclamation reserve fund for paying potential reclamation costs, up to five hundred thousand dollars ($500,000).

Owner also granted the Company the sole and exclusive option to purchase all of Owner’s right, title and interest in the property (the Contracted Mines and Processing Plant) for a total purchase price of TWO MILLION dollars ($2,000,000), plus a perpetual two percent (2%) Net Smelter Royalty (hereinafter referred to as the “Purchase Price”). The Purchase Price may be paid in cash or other cash equivalent as mutually agreed by the Owner and Company. Exercise of the option shall be no sooner than November 15, 2013 unless Owner removes the estimated $1.4 million in private restrictions on transferring titles and holds full title and exclusive possession of the Contracted Mines and Processing Plant free and clear from all grants, sales, liens, defects, adverse claims and encumbrances of any kind prior to November 15, 2013 or if Owner utilizes all or a portion of the purchase price to remove all encumbrances and holds full title and exclusive possession of the Contracted Mines and Processing Plant free and clear from all grants, sales, liens, defects, adverse claims and encumbrances of any kind to be so transferred.  Exercise of the option shall be effective upon delivery of written notice thereof to Owner at Owner’s business address or the address of Owner’s registered agent. The Company shall deliver to Owner a negotiable instrument in the full amount of the Purchase Price in exchange for properly executed and acknowledged Deeds and/or other indicia of ownership in recordable form. Closing shall occur within sixty (60) days after exercise of the option.

A copy of the Operating, Exploration and Option to Purchase Agreement is attached as Exhibit 10.1.

Item 5.06      Change in Shell Company Status.

Prior to our entry into the mining industry through the execution of the Option Agreement in connection therewith as described in Item 1.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of entering into these agreements and undertaking efforts to begin exploration, mining and mineral distribution operations, we have ceased to be a shell company.

None of the Company’s securities are registered for resale with the Securities and Exchange Commission. The outstanding shares of common stock may only be resold through registration under the Securities Act of 1933, or under an applicable exemption from registration

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, when used herein, the terms “Greentech Mining International, Inc.”, "we", "our", the "Company" “Greentech” “GMI” and similar terms refer to Greentech Mining International, Inc.”, a Delaware corporation.

We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves risks. See "Risk Factors" beginning on page 28.

Implications of being an Emerging Growth Company

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

• Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management's Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

• Reduced disclosure about our executive compensation arrangements.

• Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.

• Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

1.	MEASUREMENTS AND GLOSSARY

For ease of reference in reviewing our business, we are providing you with term relate to our business

2.	GLOSSARY OF MINING TERMS

The following mining terms are used throughout this Form 8-K.

3.	SEC Industry Guide 7 Definitions

Exploration Stage	An “exploration stage” prospect is one which is not in either the development or production stage.

Development Stage
A “development stage” project is one which is undergoing preparation of an established
Commercially mineable deposit for its extraction but which is not yet in production. This stage occurs after completion of a feasibility study.

Mineralized Material	The term “mineralized material” refers to material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

Probable Reserve
The term “probable reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Production Stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Proven Reserve
The term “proven reserve” refers to reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

Reserve
The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tons and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Additional Definitions

Acre	One acre equals 4,840 square yards, 43,560 square feet or about 4,047 square meters (0.405 hectares).

Alteration	Any change in the mineral composition of a rock brought about by physical or chemical means.

Assay	A measure of the valuable mineral content.

Deposit	When mineralized material has been systematically drilled and explored to the degree that a reasonable estimate of tonnage and economic grade can be made.

Diamond Drill	A type of rotary drill in which the cutting is done by abrasion rather than percussion. The cutting bit is set with diamonds and is attached to the end of long hollow rods through which water is pumped to the cutting face. The drill cuts a core of rock, which is recovered in long cylindrical sections an inch or more in diameter.

Dip	The angle that a structural surface, a bedding or fault plane, makes with the horizontal, measured perpendicular to the strike of the structure.

Disseminated	Where minerals occur as scattered particles in the rock.

Fault	A surface or zone of rock fracture along which there has been displacement.

Feasibility Study
A comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production.

Formation	A distinct layer of sedimentary rock of similar composition.

Geochemistry	The study of the distribution and amounts of the chemical elements in minerals, ores, rocks, solids, water, and the atmosphere.

Geophysics	The study of the mechanical, electrical and magnetic properties of the earth’s crust.

Geophysical Surveys	A survey method used primarily in the mining industry as an exploration tool, applying the methods of physics and engineering to the earth’s surface.

Geotechnical	The study of ground stability.

Grade	Quantity of metal per unit weight of host rock

Heap Leach
A mineral processing method involving the crushing and stacking of an ore on an impermeable liner upon which solutions are sprayed to dissolve metals i.e. gold, copper etc.; the solutions containing the metals are then collected and treated to recover the metals.

Host Rock	The rock in which a mineral or an ore body may be contained.

In-Situ	In its natural position.

Lithology
The character of the rock described in terms of its structure, color, mineral composition, grain size and arrangement of tits component parts, all those visible features that in the aggregate impart individuality to the rock.

Load Claim	A classic vein, ledge, or other rock in place between definite walls. A lode claim is located by metes and bounds. The maximum length is 1,500 feet by 600 feet.

Mapping	The recording of geologic information including rock units and the occurrence of structural features, and mineral deposits on maps

Mineral	A naturally occurring inorganic crystalline material having a definite chemical composition.

Mining
Mining is the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

Mineralization	A natural accumulation or concentration in rocks or soil of one or more potentially economic minerals, also the process by which minerals are introduced or concentrated in a rock.

Net Smelter Return	A share of the net revenues generated from the sale of metal produced by a mine.

Outcrop	That part of a geologic formation or structure that appears at the surface of the earth.

Open Pit or Open Cut	Surface mining in which the ore is extracted from a pit or quarry, the geometry of the pit may vary with the characteristics of the ore body.

Option	An agreement to purchase a property reached between the property vendor and some other party who wishes to explore the property further.

Ore	Mineral bearing rock that can be mined and treated profitably under current or immediately foreseeable economic conditions.

Ore body	A mostly solid and fairly continuous mass of mineralization estimated to be economically mineable.

Ore grade	The average weight of the valuable metal or mineral contained in a specific weight of ore i.e. grams per ton of ore.

Ounce	Troy ounces precious metal.

Oxide	Gold bearing ore which results from the oxidation of near surface sulfide ore.

Placer Claim
All deposits, other than lodes. These include placer deposits of sand and gravel containing free gold and other minerals. Placer claims are located by legal subdivision. An individual may locate up to 20 acres with a maximum of 160 contiguous acres with 8 or more people (an association).

Preliminary Assessment	A study that includes an economic analysis of the potential viability of Mineral Resources taken at an early stage of the project prior to the completion of a preliminary feasibility study.

Precious Metal	Is a rare, naturally occurring metallic chemical element of high economic value.

QA/QC	Quality Assurance/Quality Control is the process of controlling and assuring data quality for assays and other exploration and mining data.

Quartz	A mineral composed of silicon dioxide, SiO2 (silica).

Rock	Indurated naturally occurring mineral matter of various compositions.

Sampling Analytical Variance/ Precision	An estimate of the total error induced by sampling, sample preparation and analysis.

Sediment	Particles transported by water, wind or ice.

Sedimentary Rock	Rock formed at the earth’s surface from solid particles, whether mineral or organic, which have been moved from their position of origin and re-deposited.

Royalty	An amount of money paid at regular intervals by the lessee or operator of an exploration or mining property to the owner of the ground. Generally based on a certain amount per ton or a percentage of the total production or profits. Also, the fee paid for the right to use a patented process.

Strike	The direction or trend that a structural surface, e.g. a bedding or fault plane, takes as it intersects the horizontal.

Strip	To remove overburden in order to expose ore.

Tailings	The residue from an ore crushing plant.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like our company, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to our ability to develop our operations, our ability to satisfy our obligations, our ability to consummate the acquisition of additional assets, our ability to generate revenues and pay our operating expenses, our ability to raise capital as necessary, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in "Risk Factors" beginning on page 28..  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OUR BUSINESS

From inception February 6, 2012, Accelerated Acquisitions XVIII, Inc. (now known as Greentech Mining International, Inc.) was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has not restricted our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

On February 6, 2012, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On June 26, 2012, Novus Aurum Trust agreed to (“Purchaser”) agreed to acquire 26,500,000 shares of the Company’s common stock par value $0.0001 (the “Shares”) for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 1,500,000 of its 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation. Following these transactions, Novus Aurum Trust owned 88.33% of the Company’s 30,000,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 11.66% of the total issued and outstanding shares. Simultaneously with the share purchase, Timothy Neher resigned as an officer of the Company effective immediately and remained on the Company’s Board of Directors and the Board appointed and elected Matthew Neher as President, Chief Executive Officer, Secretary, Treasurer and Director of the Company. The Purchaser used its working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

Prior to the purchase of the Shares, the Purchaser was not affiliated with the Company. However, the Purchaser is now deemed an affiliate of the Company as a result of its stock ownership interest in the Company. The purchase of the shares by the Purchaser was completed pursuant to a written Subscription Agreement with the Company. The purchase was not subject to any other terms and conditions other than the sale of the Shares in exchange for the cash payment.

On June 27, 2012 the Company entered into a twelve month Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy Neher that has one other similar agreement within the mining industry.  The agreement requires AVP to provide the  Company  with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,000,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding within twelve months as detailed in the agreement subject to the following milestones:
:

• Milestone 1 –	Company’s right of repurchase will lapse with respect to 60% of the shares upon securing $10 million in available cash from funding;

• Milestone 2 –	Company’s right of repurchase will lapse with respect to 40% of the Shares upon securing $15 million in available cash (inclusive of any amounts attributable to Milestone 1);

and (b) cash compensation at a rate of $37,500 per month.  The payment of such compensation is subject to Company’s achievement of certain designated milestones, specifically, cash compensation of $600,000 is due consultant upon the achievement of Milestone 1, and $300,000 upon the achievement of Milestone 2. Upon achieving each Milestone, the cash compensation is to be paid to consultant in the amount then due at the rate of $37,500 per month. The total cash compensation to be received by the consultant is not to exceed $900,000 unless Company receives an amount of funding in excess of the amount specified in Milestone 2. If the Company receives equity or debt financing that is an amount less than Milestone 1, in between any of the above Milestones or greater than the above Milestones, the cash compensation earned by the Consultant under this Agreement will be prorated according to the above Milestones.

On September 17, 2012, Greentech Mining International, Inc. entered into an Operating, Exploration and Option to Purchase Agreement (“Option Agreement”) with Greentech Mining, Inc. a Delaware Corporation and Greentech Mining Utah, LLC a Utah limited liability company, (“Owners”). Under the terms of the Option Agreement the Company shall make payment to Owner for the initial consideration of three million dollars ($3,000,000) with the first payment of one million dollars being made on or before November 1, 2012 and the remaining balance paid in ten (10) consecutive payments of $200,000 beginning on December 1, 2012. In addition to the consideration set forth herein, the Company shall pay Owner a Five Percent (5%) Net Smelter Royalty on all mineral bearing ores once Commercial Production has commenced. “Commercial Production” means the commercial-scale operation of any part of the Henry Mountain Project as a Mine by, or on behalf of, the Company. The Company shall perform exploration, mining, development, production, processing or any other activity (“Work” herein) which benefits the Henry Mountain Project at a minimum cost of $3,000,000 for the first year, $3,000,000 for the second year, and $3,000,000 for the third year of the Option Agreement. Additionally, the Owners granted to Company the sole and exclusive option to purchase all of the Owner’s rights, title and interest in the Henry Mountain Project for a total purchase price of two million dollars ($2,000,000), plus a perpetual two percent (2%) Net Smelter Royalty (“NSR”). (See Item 1.01 above)

The term of the Option Agreement is for three (3) years from the effective date set forth above, and may be renewed by the Company for successive three (3) year periods upon substantially the same terms and provisions as set forth herein based upon the then-capital structure of the Company, until declared forfeited and canceled by Owner or relinquished by GMI as provided herein. The Company shall give Owner written notice of each renewal at least thirty (30) days prior to expiration of the respective three-year term. The Option Agreement shall automatically renew and continue so long as ores, minerals, or metals are produced or sold from the Henry Mountain Project on a continuous basis. GMI shall have the continuing right to terminate the Option Agreement at any time and to surrender the Henry Mountain Project to Owner by giving Owner written notice thereof at least 30 days prior to the stated date of termination. Termination of the Option Agreement shall not relieve GMI of its obligation to pay all royalties due to Owner as well as its pro-rata share of taxes and fees.

Pursuant to the Option Agreement with Greentech Mining, Inc. the Company intends to commence small mining operations in alluvial gravels situated in the Crescent Creek area on the eastern flank of the Henry Mountains. The Bureau of Land Management (“BLM”) permitted mining activity is intended to begin April 2013 under a Greentech Mining, Inc. BLM and Division of Oil, Gas and Mining (‘DOGM”) approved Plan of Operations incorporating the Golden Eagle #103 claim located in the South ½ of the South East ¼ of the North West ¼ (S1/2SE1/4NW1/4) of Section 29, Township 31 South, Range 11 East with UMC #414268, Salt Lake Base and Meridian, in Garfield County, Utah (See figures 4 and 5 below). The permit includes production level of precious metals extractions and concentrations. The permitted area consists of 8.264 acres and our estimated bedrock depth would be 50 feet. Engineering shows an average cubic foot of the alluvial material weighs 64 lbs. The calculations show a total tonnage factor of 691,000 short tons present on the mine site. At a standard 200 ton per hour screening operation rate, based on 40 hour operational weeks, this 1st phase mine life duration would be 18 months to completion excluding weather, seasonal restrictions and regulatory agency imposed delays (detailed scope of the BLM approved Plan of Operation is described on page 19 through 27.) If the Company exercises the option to purchase it will need to apply for new permits with the BLM and DOGM, the full permitting process is described on page 31.

The Company, Greentech Mining, Inc. and  Greentech Mining Utah, LLC are controlled by the same principals who believe that substantial benefit may potentially be derived from the Option Agreement to a publicly-reporting entity by potentially opening up new funding resources for the business and thereby facilitating the funding of future operations and permitting the further expansion of the business. Greentech Mining, Inc. and Greentech Mining Utah, LLC will continue to operate as independent companies fulfilling their current mineral processing contracts, developing and evaluating new mining technologies and other exploration opportunities for potential development.

Prior to the Option Agreement entered into on September 17, 2012, the Company was a “blank check company”. Shares of the Company’s common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock including shares issued to AVP cannot be sold before or after an acquisition under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”) if the Company is designated a “shell company,” and for 12 months after it ceases to be a “shell company,” provided the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

OVERVIEW

Greentech Mining International, Inc. is a precious metals mining exploration stage and processing company that has identified potential mining projects both domestically and internationally that it intends to develop into producing mines. The Company’s initial project is the Henry Mountain Project that consists of all 671 acres of Section 36, Township 29 South, Range 11 East, Salt Lake Base and Meridian, in Wayne County, Utah upon which an operating gravimetric circuit (systems to separate minerals by weight) has been built on the private property.  In addition, the Henry Mountain Project includes the following Bureau of Land Management (“BLM”) mining claim groups:

GOLDEN EAGLE CLAIM GROUP, 105 Placer Claims ( loose material such as sand or gravel) totaling 2100 acres – Garfield County, Utah
Claim Numbers UMC 413213 - UMC413309
Claim Numbers UMC414263 – UMC 414270

SILVER EAGLE CLAIM GROUP, 25 Lode Claims (hard rock deposit) totaling 500 acres – Garfield County, Utah
Claim Numbers UMC414271 – UMC414295

BALD EAGLE CLAIM GROUP, 43 Lode Claims (hard rock deposit ) totaling 860 acres – Garfield County, Utah
Claim Numbers UMC414196 – UMC414238

COPPER EAGLE CLAIM GROUP, 24 Lode Claims (hard rock deposit) totaling 480 acres – Garfield County, Utah
Claim Numbers UMC414239 – UMC414262

Out of those claim groups there is a BLM permit to commence small mining operations on 8.264 acres of claim #103 in the Golden Eagle claim group that is a twenty acre placer claim, the scope of the BLM approved Plan of Operation is described on pages 19 through 27.  GMI intends to conduct operation and exploration activities thereon upon the posting of a $51,000 reclamation bond.

GMI has contracted with Greentech Mining, Inc. to develop and operate the Henry Mountain claims and to run the existing processing plant. The Company has executed an Operating and Exploration Contract with an Option to Purchase all of the assets and machinery at the Henry Mountain Project. Pursuant to the Option Agreement Greentech Mining, Inc. is responsible for BLM property fees and permit fees of an estimated $50,000 dollars per year that will be reimbursed by GMI until the Option to Purchase has been exercised as sets forth in the Option Agreement.

The Company intends to take a two phase approach to expanding operations and conduct exploration efforts on the Henry Mountain claim groups. In Phase I, the Company will amend the existing processing facility’s Conditional Use Permit that on September 6, 2012 began a new term and automatically renews as long as there is no adverse effect on the community. The permit allows us to engage in mineral processing activities and conduct business under conditions designed to protect the neighborhood and the community. The amended permits will allow the Company to increase the scope of operations from R&D and pilot scale operations (10 tons of material per hour) to commercial scale operations (100 tons per hour) and is estimated to take approximately ninety days for the Wayne County Planning Commission to review and approve the amendment. In parallel, GMI will fabricate install and test additional equipment for processing material imported from other mines in preparation of achieving commercial level production. During this phase the Company will also test gravel samples from several mines to determine the feasibility of importing and processing mined material from third parties.

At the mine sites, the Company intends to screen head ore from the mine removing all oversize rock and debris which carry very little value. The material would be screened to a fine product and concentrated to an anticipated higher value material concentrate. This concentrate is intended to be transported by truck to the GMI facility which is 12 miles from the mine site. At the GMI facility the material is stored in the stockpile bins and sent to the crushing grinding facility where metals are  further released from the rock by crushing techniques. Once crushed, the material is processed using Deister concentrating tables for final metal concentration. Once material is delivered to these tables it becomes visible and is drawn out in its pure form. These concentrates are then recovered and further processed by leaching smelting, or both.. The processing facility is designed to produce fine gold at .9999 fine daily and is intended to be part of our Phase II implementation.

Additionally, Phase 1 includes the Company financing the BLM approved Plan of Operation reclamation bond for the Golden Eagle claim #103 and starting exploration under the current Small Mine permit as described on page 20. This phase will consist of validation of previous exploration programs that were initially described by Grove Karl Gilbert, the Powell Expedition Geologist, in his report entitled “Report of the Geology of the Henry Mountains” published in 1877 and through more recent exploration testing programs conducted by New Paradigm Research Technology Group in 1997, Western States Mining Consultants in 1998, M&W Milling & Refining, Inc. in 1998, Material Recovery Service, Inc. 1998, Bromide Mining Company in 1988, Kaibab Industries, Inc. in 1999 and 2000. Additionally, In 2006 and 2007, Martinique Mining Corporation conducted preliminary surface testing analysis on 100 samples taken from lower placer claim groups and the upper hard rock claims groups.

Greentech Mining, Utah has conducted surface sampling in 2011 and 2012, pursuant to the Option Agreement with Greentech Mining, Inc. and Greentech Mining, Utah, the Company intends to commence small mining operations on 8.264 acres consisting    of alluvial gravels situated in the Crescent Creek area on the eastern flank of the Henry Mountains. The BLM permitted mining activity that includes production levels of precious metal extraction and concentration is intended to begin April 2013 under a Greentech Mining Utah BLM and DOGM approved Plan of Operations incorporating the Golden Eagle #103 claim located in the South Ѕ of the South East ј of the North West ј (S1/2SE1/4NW1/4) of Section 29, Township 31 South, Range 11 East with UMC #414268, Salt Lake Base and Meridian, in Garfield County, Utah (See figure 4 and 5 below).

The BLM approved a 4 phase surface excavation plan (as outlined on page 33) that measures 300 feet by 1,200 feet total, top soil would be stripped off and stockpiled for use in reclamation. Exposed target gravels would be excavated and processed in 300' x 200' sections. Each processed section would be reclaimed and regraded in succession. The operation is designed to process 100 to 200 tons per hour using trailer mounted “Aerosort” dry air ore concentration equipment. Mining and excavation equipment would include the use of rubber tired loaders and transport and water trucks, a tracked D8 or D9 bulldozer and one tracked 345 Caterpillar excavator or backhoe. Top soil would be stripped off and stockpiled for use in reclamation. Site access would be via existing county maintained roads with the exception of one new road described as 80 feet long and 10 feet wide to allow ingress and egress to the operations site. A mobile office trailer would be placed on site to house office communications and on site safety filings with safety evacuation procedures and satellite communications which will offer instant links to emergency response units from Wayne and Garfield counties, as well as all Mine Safety and Health Administration (“MSHA”) incident reporting requirements for the site. This mobile unit would also have self-contained restroom facilities for employees, as well as a parts warehousing area with a work bench and parts shelving. No site occupancy is included and would not be required. There would be no hazardous chemicals or substances stored on site at the Golden Eagle Mine. Non-hazardous materials and substances such as fuel, oils, anti-freeze products would be stored within the fuel storage containment area. The fuel containment area would be constructed on site using earth berm and 60 millimeter government approved site liner for containment of any fuel spills for site fueling units. This area would be monitoring at least twice daily by personnel on site, as well as inspected by the fuel distributor weekly.

The Company’s Quality Assurance team will monitor all aspects of the operation on a daily basis during all hours of operations, monitoring all check dams, dust control, fuel dispensing and containment systems, as well as all reclamations soil blending programs. Samples would be taken and kept on site as a part of the quality control program for the site. Tests would include all hydrocarbons, metals such as lead and iron, and any other contaminant that may occur. Any contaminants detected at any given time would be immediately handled as hazardous waste and disposed into containers and transported to the waste facility in Sunnyside, Utah.

The Company currently does not have any proven or probable reserves and intends to validate pervious explorations that occurred on the property, expanded our prospecting, mapping, sampling and ultimately diamond drilling to identify a proven reserve. In parallel, the Company will transport material to the processing facility for testing prior to having establishing a proven or probable reserve on the property. Phase I of our mining operations is estimated to cost $2,500,000 as outlined in our Use of Proceeds section below.

In Phase 2, the Company will analyze the exploration data completed by certified and licensed professionals to determine the feasibility of fully executing the current Plan of Operations approved by the Division of Oil, Gas and Mining, (“DOGM”), and the BLM as described on page 20.  After the company accesses the data, any modifications, if any, will be identified and the proper amendments will be submitted to DOGM and BLM for approvals. The Company will identify and implement the mining method(s) best adapted to maximize production, including: (i) effective extraction of ore delineated by the exploration, mine geology and grade control department., (ii) proper handling of ore and blending method to attain an economical grade without sacrificing the quality of the ore, (iii) proper, effective and economical milling plant operation that can recover the gold at the highest percentage possible, and (iv) proper disposal of plant tails.

Our current plans, predicated on raising $15,000,000 from the sale of common stock to begin Phase I.  If Phase I is favorable, we would then start Phase II that transitions the Company into a precious metals production company at an estimated cost of $12,500,000, which is a reflection of local costs for the type of work program planned.  We will proceed to Phase II only if we are successful in being able to secure the capital funding required to complete Phase II.  Therefore, we expect to expend $2,500,000 on Phase I.

Phase I may require up to sixteen weeks for the base work and an additional two to three months for analysis, evaluation of the work completed and the preparation of a report.  The cost for Phase I. is inclusive the aforementioned expenses and includes wages, fees, geological and geochemical supplies, assaying, equipment, trucking and operation costs. It is our intention to carry the work out in 2012 and early 2013, predicated on completion of the offering described in this Form 8-K.  We will assess the results of this program upon receipt of an appropriate engineering or geological report. It is our intention to retain a US-educated geoscientist to evaluate and conform to American standards the Phase I work program and to author a report to American standards for future capital raising.  Phase II is not planned to be carried out until late 2013 or early 2014 and will be contingent upon favorable results from phase I and specific recommendations of a professional geoscientist based on those results. Favorable results means that a geoscientist, engineer or other recognized professional states that there is a strong likelihood of value being added by transitioning into a precious metals production company, makes a written recommendation that we proceed to the next phase of production, a resolution is approved by the Board of Directors of the Company indicating such work should proceed and that it is feasible to finance the next phase of production.

In addition to GMI's interest in the Henry Mountain Project, the Company has also identified numerous other mining projects wherein the Company would either mine and process or process ore from third party mines.  GMI began testing   these ores in October of 2012 to evaluate their commercial viability and may consummate processing contracts with the best candidates.  The Company intends to add more ore processing circuits at the 671 acre site including flotation and other mineral extraction technologies to complement its current gravimetric circuit to accommodate the processing of different ore species.  GMI is well positioned to do so, on the 671 acre parcel as it already has a conditional use permit for the site.

We are an exploration stage mining company whose business objective is to identify proven reserves of gold and silver, construct mill sites, build out the Henry Mountain Project’s infrastructure and place the mines and the processing circuit for other ores into production. GMI intends to explore for proven reserves and in parallel transport concentrated material from the permitted property to the processing facility for testing and evaluation of mineral extraction feasibility. The Company and the Henry Mountain Project do not have any proven or probable reserves further work is required on the Henry Mountain Project before a final determination as to the economic feasibility of a mining venture can be made. There is no assurance that a commercially viable deposit will be proven through our exploration efforts.  The funds expended on our properties may not be successful in leading to the delineation of ore reserves that meet the criteria established under SEC guidelines.

GMI has not earned any revenues to date and do not anticipate earning revenues until such time as we are a production stage company.  We are presently in the exploration stage of our business and we can provide no assurance that commercially viable mineral deposits exist on our mining claims or that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.  Further exploration is required before a final evaluation as to the economic and legal feasibility is  determined as to whether our mining claims possess commercially exploitable mineral deposits.

The Company’s funding plans include selling additional capital stock and/or borrowing to fund the aforementioned expenses. The Company intends to approach Hedge Funds, Venture Capital Groups, Private Investment Groups and other Institutional Investment Groups in its efforts to achieve future funding.

PROPERTY DESCRIPTION AND LOCATIONS

The project area is located on the eastern flank of the Henry Mountains in the Eagle Benches area within the Colorado Plateau physiographic province. The Henry Mountains are about sixty miles long by about twenty miles wide. The town of Hanksville lies about 230 miles south east of Salt Lake City, Utah (figure 1 below), 20 miles to the north of the Henry Mountain claims and 11 miles north of  the processing facility (figure 2 below). The range is bounded on the east and south by the Colorado River, on the west by the Waterpocket Fold, and on the north by the San Rafael Swell. From north to south the highest peaks of the Henry Mountains are: Mount Ellen at an elevation of 11,506 feet above sea level; Mount Pennell, with an elevation of 11,371 feet; Mount Hillers, 10,723 feet; Mount Holmes, 7,930 feet; and Mount Ellsworth, at 8,235 feet.  The average precipitation at the Eagle Bench is approximately 9 to 12 inches annually. Temperatures (Fahrenheit) range seasonally from below zero to above 100 degrees on the Henry Mountains. The main access road up Eagle Benches serves livestock operators, mining and exploration crews, and recreation oriented travelers and is maintained annually by Garfield County.

The Henry Mountain Project includes the mining claims known as the Golden Eagle Clam Group consisting of 105 twenty acre placer claims ((loose material such as sand or gravel)  totaling 2,100 acres located in Sections 19, 20, 21, 22, 28, 29, and 30, Township 31 South, Range 11East with the claim numbers of UMC413213 through UMC413309 and UMC414263 through UNC414270. The Silver Eagle Claim Group consists of 25 twenty acre lode claims (hard rock) totaling 500 acres located in Section 3, Township 32 South, Range 10 East with the claim numbers of UMC414271 through UMC414295.  Additionally, the Bald Eagle Claim Group consist of 43, twenty acre lode claims  totaling 860 acres located in Sections 27 and 28 of Township 31South , Range 10 East with the claim numbers of UMC414196 through UMC414238. Furthermore, the Copper Eagle Claim Group consist of 24 twenty acre lode claims totaling 480 acres located in Section 1, township 32 South, Range 10 East with the claim numbers of UMC414230 through UMC414262. The total claims available to the Company are 105 twenty acre placer claims and 92 twenty acre lode claim for a total of 197 twenty acre claims and 3,940 acres located in Salt Lake Base and Meridian, in Garfield County, Utah. The aforementioned claims are all located within a mile of each other and approximately 10-12 miles from the processing facility. (See figure 2 and 3 below)

Figure 1

DRIVING DIRECTIONS FROM SALT LAKE CITY TO HANKSVILLE, UTAH

Figure 2

LOCATIONS OF PROCESSING PLANT AND MINE CLAIMS

Figure 3

 HENRY MOUNTAIN CLAIMS GROUP

Figure 4
 BLM PERMITTED MINE SITES

Figure 5
BLM APPROVED AND PERMITTED AREA

Golden Eagle Mine

State of Utah

19
20
Butler
Proposed Disturbance = 8.264 acres
30
29
31S 11E
Golden Eagle Claims 98 - 103
S1/2 SE1/4 NW1/4 Sec. 29
Crescent
Eagle Benches Road
31
32
Well

Legend

Agricultural Res. Stn.	Nat'l Park Service	Bankhead-Jones L.U. Lands
BLM	Indian Lands	State lands
National Forest	Mil. Reservations	Private Lands
National Grasslands	Nat'l Wildlife Ref's	Water

1 = 15,000

0 0.075 0.15 0.225 0.3 Miles

0 0.2 0.4 0.6 0.8 KM

NATIONAL SYSTEM OF PUBLIC LANDS

Map Created on Mar. 22, 2012

United States Department of the Interior
Bureau of Land Management

Caution:
Land ownership data is derived from less accurate data than the 1:24000 scale base map. Therefore, land ownership may not be known for parcels less than 40 acres of land. Ownership lines may have plotting errors due to source data.No warranty is made by the Bureau of Land Management for the use of the data for use of the data for purposes not intended by the BLM.

Pursuant to the Option Agreement with Greentech Mining, Inc. and Greentech Mining, Utah, the Company intends to commence small mining operations on 8.264 acres consisting of alluvial gravels situated in the Crescent Creek area on the eastern flank of the Henry Mountains. The BLM permitted mining activity that includes production levels of precious metal extraction and concentration is intended to begin April 2013 under a Greentech Mining Utah BLM and DOGM approved Plan of Operations incorporating the Golden Eagle #103 claim located in the South Ѕ of the South East ј of the North West ј (S1/2SE1/4NW1/4) of Section 29, Township 31 South, Range 11 East with UMC #414268, Salt Lake Base and Meridian, in Garfield County, Utah (See figure 4 and 5 below).

The BLM approved a 4 phase surface excavation plan (as outlined on page 33) that measures 300 feet by 1,200 feet total, top soil would be stripped off and stockpiled for use in reclamation. Exposed target gravels would be excavated and processed in 300' x 200' sections. Each processed section would be reclaimed and regraded in succession. The operation is designed to process 100 to 200 tons per hour using trailer mounted “Aerosort” dry air ore concentration equipment. Mining and excavation equipment would include the use of rubber tired loaders and transport and water trucks, a tracked D8 or D9 bulldozer and one tracked 345 Caterpillar excavator or backhoe. Top soil would be stripped off and stockpiled for use in reclamation. Site access would be via existing county maintained roads with the exception of one new road described as 80 feet long and 10 feet wide to allow ingress and egress to the operations site. A mobile office trailer would be placed on site to house office communications and on site safety filings with safety evacuation procedures and satellite communications which will offer instant links to emergency response units from Wayne and Garfield counties, as well as all Mine Safety and Health Administration (“MSHA”) incident reporting requirements for the site. This mobile unit would also have self-contained restroom facilities for employees, as well as a parts warehousing area with a work bench and parts shelving. No site occupancy is included and would not be required. There would be no hazardous chemicals or substances stored on site at the Golden Eagle Mine. Non-hazardous materials and substances such as fuel, oils, anti-freeze products would be stored within the fuel storage containment area. The fuel containment area would be constructed on site using earth berm and 60 millimeter government approved site liner for containment of any fuel spills for site fueling units. This area would be monitoring at least twice daily by personnel on site, as well as inspected by the fuel distributor weekly.

The Company’s Quality Assurance team will monitor all aspects of the operation on a daily basis during all hours of operations, monitoring all check dams, dust control, fuel dispensing and containment systems, as well as all reclamations soil blending programs. Samples would be taken and kept on site as a part of the quality control program for the site. Tests would include all hydrocarbons, metals such as lead and iron, and any other contaminant that may occur. Any contaminants detected at any given time would be immediately handled as hazardous waste and disposed into containers and transported to the waste facility in Sunnyside, Utah.

A Fugitive Dust Control Plan was approved by the Utah Division of Air Quality and by BLM within the Plan of Operations. Water supplied for dust control would be from Township 29 South, Range11 East, Section 36 (Water Right 95-5290(A79300) or contracted from private sources. The operation would use no waters from nearby streams.

Operations under the mining plan are anticipated to take 18 months to complete outside of shutdowns for inclement weather, seasonal restrictions and regulatory requirements. For the purposes of Environmental Assessment, a timeframe of three to five years is used to analyze what might be the maximum length of operations giving consideration to required shut downs. During shut down periods, equipment would be de-mobilized.

The Proposed Action was approved and the Company is authorized to commence following activities on public lands managed by BLM:

•	Temporary construction of an 80’ x 10’ access road to facilitate operations.

•	Temporary installation of storm water runoff and sediment control structures.

•	The excavation and on-site processing of target gravels in 300’ x 200’ sections.

•	Reclamation of previously mined and processed sections prior to mining the next scheduled section.

BLM APPROVED MOBILE SCEENING PLANT LOCATION SET-UP ON SITE OVERHEAD VIEW

Access to the site will require no new access roads as the perimeter of the permit area intersects with the main access road.

BLM APPROVED MOBILE SCEENING PLANT FLOW SHEET

Primary feeder grizzly

With primary screen

secondary mobile 2 deck screen

Mobile Aerosort concentrator

Dry air unit with dust suppression

Primary and secondary

Mobile crushing unit

Aerosort Concentrator                                     Primary and Secondary Crushing Unit

Rock types include, Diorite porphyry, gray feldspar andesite porphyry as the 2 most common rock type occurrences within the alluvial fan with sedimentary rock erosive basin rocks eroding into the alluvial fan where gold may be found. (Rodney A. Blakestad, JD., CPG report 1999) Distribution of these rock types will be mapped and cataloged with grade control personnel and data reported will be used for the replacement of the waste materials which can be blended with different rock sizes so as to carefully mimic the stratification of the disturbed area for the reclamation planning and layering of the top soil program.

The western mine high wall once established will utilize a drop terrace mining technique using a gradient slope of ½ to 1 in ratio. This will allow a 15ft. drop for each terrace and a 7.5ft landing to support the upper terrace during excavation along the 300 foot western perimeter advance of the mine site. The northern and southern mine perimeter lines will be sloped at natural angle of repose in this system which is 29 degrees. By leaving natural angle of repose along the side pit walls wildlife and cattle will not have a safety issue if crossing or visiting the area.

BLM APPROVED GOLDEN EAGLE MINE CROSS SECTION SLOPE ANGLE IN DEGREE FOR EAGLE
BENCH NATURAL SLOPE AND ESTIMATED BEDROCK POSITION

125 FEET ELEVATION CHANGE
SURFACE OF ALLUVIAL FLOW
1,200 FOOT MINE LENGTH LINE
BEDROCK
LINE AT 50FT DEPTH

ANGLE OF EAGLE BENCH SLOPE IS 5.5 DEGREE

MINE EXCAVATION NORTH / SOUTH PIT WALL CROSS SECTION LOOK

29 DEGREE ANGLE OF REPOSE
FOR NORTH AND SOUTH SLOPES
OF MINE EXCAVATION PERIMETER
300 FEET NORTH / SOUTH PERIMETER

MINE EXCAVATION CROSS SECTION OF ADVANCING PIT WALL ON WEST PERIMETER LINES.

15 FT. DROP TERRACE
7.5 FOOT LANDING TERRACE

BLM APPROVED MINING AND RECLAMATION SITE PLAN

 METALS PROCESSING AND REFINING

The BLM has issued permits for the Golden Eagle #103 and a comprehensive sample program is intended to be implemented at both the upper elevation target area and the lower alluvial mine groups. This surface sampling process is generally defined in the industry as a surface anomaly test program, and once completed will define the exploration target areas for the ore bearing regions of the entire project.  Geological profile mappings are also generated from this test program and exploration drill targets are engineered for the core drilling experts. This procedure is intended to ultimately provide proven gold ounces in the ground that can be further developed into proven gold reserves for the project.

 FINAL PROCESSING AND REFINMENTS OF GOLD DORE’
GREENTECH PROCESSING FACILITY

The Company has contracted to operate the facility known as the Greentech Processing Facility (above), 11 miles south of Hanksville, Utah, and 12 miles from the Henry Mountain claim group. This property consists of 671 acres of private property and is fully permitted to operate in the 40 foot x 80 foot metal building structure with a complete ore stacking and bin system is in place on the site. The property has 2 water wells that provide the facility enough water that can be used for all refining and process needs including two settling ponds for the recycling of the water used in the separation process. Furthermore, there is power, a cell phone system installed and cement ore bins have been constructed as well as a transport truck weight scale system. The processing facility is fully equipped with gravity separation equipment, consisting of spiral classifiers and Nelson concentrators in addition to other equipment. Test work to date has indicated that this configuration will effectively segregate the material and produce a gold/silver concentrate. We intend to continue testing to improve the recuperation and extraction process. We have incorporated flexibility into our processing building design to allow for alternative/additional precious metal extraction processes to be installed. Initial testing results indicate that recovery of gold and silver is possible but economic feasibility has not been shown due to the small amount of material that has been evaluated to date and there is the associated risk that the operation as planned will not be profitable either with respect to our own mining operations or refining tailings or other mining concentrates from other mining companies in close proximity to our operations.

In Phase I, the Company will amend the existing processing facility’s Conditional Use Permit that on September 6, 2012 began a new term and automatically renews as long as there is no adverse effect on the community. The permit allows us to engage in mineral processing activities and conduct business under conditions designed to protect the neighborhood and the community. The amended permits will allow the Company to increase the scope of operations from R&D and pilot scale operations (10 tons of material per hour) to commercial scale operations (100 tons per hour) and is estimated to take approximately ninety days for the Wayne County Planning Commission to review and approve the amendment. In parallel, GMI will fabricate install and test additional equipment for processing material imported from other mines in preparation of achieving commercial level production. During this phase the Company will also test gravel samples from several mines to determine the feasibility of importing and processing mined material from third parties.

The pictured processing equipment is currently at the plant in Hanksville Utah and is owned by Greentech Mining Inc and operated by the Company. If the Company does not exercise the option to purchase or the agreement is terminated, the pictured equipment will continue to be owned by Greentech Mining Inc. In the event the Company purchases additional equipment as outlined in the plan of operation on pages 37 through 40, the equipment will be owned by the Company regardless of termination.

The following flow sheet outlines the positions of the equipment inside the building area that is present on site. The Company intends on modifying and up grading the current equipment in Phase 1 to process 75 – 100 tons per hour.

The hopper and conveyor system sends ore through the trommel separation system (upper left photo) that feeds ore into the buildings crushing system and screening unit (upper right photo) which then transfers the ore to two clarifying systems.

The ore has been received from the crushing system and is now being classified by practical size in the classifying units (upper left photo) and the lighter particles will be sent to the tailing pond and the heaver particles will be sent to the triple deck and Deister table (upper right photo) for final concentration of the precious metal minerals.

THE PROCESS FROM MINE TO REFINING

At the mine sites, the Company intends to screen head ore from the mine removing all oversize rock and debris which carry very little value. The material would be screened to a fine product and concentrated to an anticipated higher value material concentrate. This concentrate is intended to be transported by truck to the GMI facility which is 12 miles from the mine site. At the GMI facility the material is stored in the stockpile bins and sent to the crushing grinding facility where metals are  further released from the rock by crushing techniques. Once crushed, the material is processed using Deister concentrating tables for final metal concentration. Once material is delivered to these tables it becomes visible and is drawn out in its pure form. These concentrates are then recovered and further processed by leaching smelting, or both.. The processing facility is designed to produce fine gold at .9999 fine daily and is intended to be part of our Phase II implementation.

THE PHOTOS ABOVE REPRESENT THE FINAL SMELTING PHASE OF PURIFYING
PRECIOUS METALS AT THE COMPANY’S FULLY PERMITTED PROCESSING FACILITY IN HANKSVILLE, UTAH

HENRY MOUNTAIN GOLD HISTORICAL

Evidence of prehistoric inhabitation by both the Fremont and Anasazi cultures is found in areas surrounding the Henry Mountains, but there is little or no indication of habitation in the mountains themselves. The Henry Mountains were little known until described by Grove Karl Gilbert, the Powell Expedition Geologist, in his report entitled “Report of the Geology of the Henry Mountains” published in 1877. By the 1890’s the lure of precious metals brought the largest influx of settlers into the area. Lumber for the mining was cut at many places in the mountains, and roads to reach the stands of timber were built up Bull Creek where a saw-mill was located. In 1890 Jack Sumner, who had been with Powell in 1869, located the Bromide Mine near the summit of Mount Ellen. By 1893 more than 100 men were reported to be working in the mines and camps of the area. A small town called Eagle City was established at Crescent Creek in the Eagle Benches area, with homes, a hotel, two saloons, a dance hall, three stores, and a post office but by 1900 gold had played out and Eagle City was a ghost town.

COMPETITION

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

GOVERNMENT REGULATIONS

Because we are engaged in the mineral exploration activities, we are exposed to many governmental and environmental risks associated with our business. We are currently the operator of the Henry Mountain project and processing plant for Greentech Mining Inc. who has obtained a small mining operations permit consisting of 8.264 acres that has a $50,000 reclamation bond that needs to be posted before mining can begin. They have also obtained a conditional use permit for the processing plant.

The process of obtaining a Small Mining Operating Permit is to file a Notice of Intention to Commence Small Mining Operations form that applies only to mining operations which disturb or will disturb five or less surface acres at any time in incorporated areas or ten or less acres in unincorporated areas. A permit fee is required to accompany the application form and annually thereafter, until the operator reclaims the site and obtains a formal release from the Division of Oil, Gas and Mining. The fee is $150.00 for sites with a disturbed area of five acres or less or $500.00 for sites with a disturbed area of ten acres or less and over five acres. The Company must also file a detailed plan of operation with the BLM.

The process to expend operations from Small Mining Operating Permit to a Large Mining Operating Permit is to file a Notice of Intention to Commence Large Mining Operations that applies only to mining operations that disturb or will disturb more than five (5) surface acres at any given time. A $500.00 initial application fee is required to accompany the application form for operations with less than 50 surface acres, and $1,000.00 initial application fee for those operations exceeding 50 surface acres. The fees are due annually thereafter, until the operator reclaims the site and obtains a formal release from the Division of Oil, Gas and Mining. The Company must also file a detailed plan of operation with the BLM.

Environmental and other government regulations that must be addressed in the plan of operation to obtain a Small Mining Permit and expand to a Large Mining Permit at the federal, state and local level include:

●	surface impact;
●	water acquisition and treatment;
●	site access;
●	reclamation;
●	wildlife preservation;
●	licenses and permits; and
●	maintaining the environment.

Regulatory compliance in the mining industry is complex and the failure to meet and satisfy various requirements can result in fines, civil or criminal penalties or other limitations.

In the event we are able to secure funding necessary to implement the BLM approved plan of operation, we will be subject to regulation by governmental authorities. In order to maintain our claims, we must make annual payments to the BLM and the State of Utah in the estimated amount of $50,000. To maintain a Small or Large Mining Operations Permit, an annual report summarizes mining operations conducted during the preceding calendar year, the location of the operation, the gross amount of ore and waste material moved during the year, as well as the disposition of such materials. The report must also summarize the reclamation work performed and new surface disturbances created during the year. The annual report must be filed on or before January 31 of each year, unless waived in writing by the Division of Oil, Gas and Mining..

If we proceed to phase one drilling, outside of the permitted area, we must secure an Exploration Permit by filing a Notice of Intention to Conduct Exploration that applies only to exploration activities. "Exploration" means surface disturbing activities conducted for the purpose of discovering a deposit or mineral deposit, delineating the boundaries of a deposit or mineral deposit, and identifying regions or specific areas in which deposits or mineral deposits are most likely to exist. "Exploration" includes, but is not limited to: sinking shafts; tunneling; drilling holes and digging pits or cuts; building of roads, and other access ways; and constructing and operating other facilities related to these activities. A $150.00 initial application fee is required to accompany the application form and annually thereafter, until the operator reclaims the site and obtains a formal release from the Division of Oil, Gas and Mining. The Company must also file a detailed plan of operation with the BLM.

In the event the Company exercises the option to purchase the processing facility, Greentech Inc. will file Notice of Intention for Small or Large Mining Operations to transfer the approved permit for a small or large mining operation to the Company. The Company will be required to post a new reclamation surety and must assume full responsibility for continued mining operations and all reclamation obligations associated with the large mining operation.

The Company operates the processing facility under a Greentech a Conditional Use Permit that allows us to engage in mineral processing activities and conduct business under conditions designed to protect the neighborhood and the community. A conditional use is a use that is permitted if the Planning Commission makes certain findings, including a finding that the use will not have an adverse effect on the community. Each Conditional Use Permit application must be reviewed individually to determine if the proposed use can operate at a given location without harming its neighbors or the surrounding community. The term of the permit is two years and as of September 6, 2012 began a new term and automatically renews as long as there is no adverse effect on the community and the estimated time to amend these permits is approximately 180 days.

Subsequently, operating and environmental permits will be required from applicable regulatory bodies using technical applications filed by us. The failure or delay in obtaining regulatory approvals or licenses will adversely affect our ability to explore our property and otherwise carry out our business plan.

Any exploration or production on United States Federal land will have to comply with the Federal Land Management Planning Act, which has the effect generally of protecting the environment. Any exploration or production on private property, whether owned or leased, will have to comply with the Endangered Species Act and the Clean Water Act. The costs of complying with environmental concerns under any of these acts vary on a case-by-case basis. In many instances the cost can be prohibitive to development. Environmental costs associated with a particular project must be factored into the overall cost evaluation of whether to proceed with the project.

There are no costs to us at the present time except for annual fee payments related to the claims and reclamation bonding requirements of the Bureau of Land Management in connection with compliance with environmental laws. However, because we anticipate engaging in natural resource projects, these costs could occur at any time and the potential liability could be extensive.

EMPLOYEES

We currently have five full time employees. None of our employees are represented by a labor union and we consider our relationships with our employees to be good.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our audited financial statements for the year ended March 31, 2011 were prepared assuming that we will continue our operations as a going concern. We were incorporated on February 6, 2012 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

WE MAY REQUIRE ADDITIONAL FUNDS WHICH WE PLAN TO RAISE THROUGH THE SALE OF OUR COMMON STOCK, WHICH REQUIRES FAVORABLE MARKET CONDITIONS AND INTEREST IN OUR ACTIVITIES BY INVESTORS. IF WE ARE NOT BE ABLE TO SELL OUR COMMON STOCK, FUNDING WILL NOT BE AVAILABLE FOR CONTINUED OPERATIONS, AND OUR BUSINESS WILL FAIL.

We anticipate that our cash position of $160 at March 31, 2012 will be insufficient to complete the first phase of any initial exploration program of any mining claim. Subsequent exploration activities will require additional funding. Our current plans, predicated on raising $15,000,000, Phase I is at a cost of $2,500,000 to the Company. If Phase I is not favorable, we may terminate the option and cease operations. If Phase I is favorable we would then proceed to Phase II at an estimated total cost of $12,500,000. We will proceed to Phase II only if we are also successful in being able to secure the capital funding required to complete Phase II. Our only present means of funding is through advance from our directors and the sale of our common stock. The sale of common stock requires favorable market conditions for exploration companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL MINERAL EXPLORATION ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on February 6, 2012 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	Competition

●	ability to anticipate and adapt to a competitive market

●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

Our business strategy may not be successful and we may not successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

DUE TO THE SPECULATIVE NATURE OF MINERAL PROPERTY EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY VIABLE MINERAL DEPOSITS WILL BE FOUND ON OUR MINING CLAIMS OR OTHER MINERAL PROPERTIES THAT WE ACQUIRE.

In order for us to even commence mining operations we face a number of challenges which include finding mining claims, qualified professionals to conduct exploration programs, obtaining adequate financing to continue exploration programs, locating viable mineral bodies, partnering with senior mining companies, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any future mineral properties. There is a substantial risk that any exploration program that we conduct on future claims may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit. There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

DUE TO THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

THE MARKET PRICE FOR PRECIOUS METALS IS BASED ON NUMEROUS FACTORS OUTSIDE OF OUR CONTROL. THERE IS A RISK THAT THE MARKET PRICE FOR PRECIOUS METALS WILL SIGNIFICANTLY DECREASE, WHICH WILL MAKE IT DIFFICULT FOR US TO FUND FURTHER MINERAL EXPLORATION ACTIVITIES, AND WOULD DECREASE THE PROBABILITY THAT ANY SIGNIFICANT MINERALIZATION THAT WE LOCATE CAN BE ECONOMICALLY EXTRACTED.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering by existing investors.

CURRENT MANAGEMENT’S LACK OF EXPERIENCE IN AND/OR WITH MINING AND, IN PARTICULAR, MINERAL EXPLORATION ACTIVITY, MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS.

 Our officer and directors do not have any prior experience with or has ever been employed in the mining industry. Additionally, our officer and directors have no college or university degree, or other educational background, in mining or geology or in a field related to mining. More specifically, our officer and directors lack technical training and experience with exploring for, starting, and/or operating a mine. With no direct training or experience in these areas, our officer and directors may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole. For example, management and our directors’ decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officer and directors’ future possible mistakes, lack of sophistication, judgment or experience in this particular industry. As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration and mining program, such program will likely have to be implemented and carried out by joint ventures, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.
IF SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

DEPENDENCE ON THE MANAGEMENT, WITHOUT WHOSE SERVICES COMPANY BUSINESS OPERATIONS COULD CEASE.

At this time, our officer and directors are wholly responsible for the development and execution of our business plan. Our officer and directors are under no contractual obligation to remain employed by us, although they have no present intent to leave. If our officer and directors should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

CONCENTRATED CONTROL RISKS; SHAREHOLDERS COULD BE UNABLE TO CONTROL OR INFLUENCE KEY CORPORATE ACTIONS OR EFFECT CHANGES IN THE COMPANY’S BOARD OF DIRECTORS OR MANAGEMENT.

Currently, the Company has two shareholders that own 100% of our outstanding shares, Novus Aurum Trust currently own 26,500,000 shares of our common stock, representing approximately 85.49% of the voting control of the Company. Accelerated Venture Partners LLC currently own 4,500,000 shares of our common stock, representing approximately 14.51% voting control of the Company. Our current shareholders therefore have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

LACK OF EMPLOYMENT AGREEMENTS WITH KEY MANAGEMENT RISKING POTENTIAL OF THE LOSS OF THE COMPANY’S TOP MANAGEMENT

We currently have an employment agreement with the CEO of the Company that was entered into on September 10, 2012 as outlined on page and do not have agreements with other key management or key man insurance on their lives. Our future success will depend in significant part on our ability to retain and hire key management personnel. Competition for such personnel is intense and we may not be successful in attracting and retaining such personnel. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

WE ARE SOLELY GOVEREND BY A SMALL NUMBER OF EXECUTIVE OFFICERS AND DIRECTORS, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO US FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Matthew Neher and Timothy Neher, our only two (2) directors make decisions such as the approval of related party transactions, the compensation of our executive officer, and the oversight of the accounting function. Additionally, because we only have one (1) executive officer, there may be limited segregation of executive duties, and thus, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. In addition, Matthew Neher and Timothy Neher will exercise full control over all matters that require the approval of a Board of Directors. Accordingly, the inherent controls that arise from the segregation of executive duties and review and/or approval of those duties by the Board of Directors may not prevail.We have not adopted corporate governance measures such as an audit or other independent committees as we presently do not have any independent directors. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

CONFLICTS OF INTEREST BETWEEN THE COMPANY AND ITS OFFICER AND DIRECTORS MAY IMPEDE THE OPERATIONAL ABILITY OF THE COMPANY.

Our sole officer Matthew Neher is also the CEO of both Greentech Mining Inc and Greentech Mining Utah who are the other parties of the Company’s Operating, Exploration and Option to Purchase Agreement. There is a conflict of interest when he needs to address disputes between the parties, decide whether a waiver or an amendment to the agreement is appropriate, or decide whether to exercise termination rights. The out come of these decisions may not be in favor of the Company and could lead to the termination of the agreement. Additionally, if our sole officer and director's other business affairs requires him to devote more substantial amounts of time to such affairs, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to commence mining operations.

Mr. Timothy Neher, the Company’s Chief Executive Officer prior to June 26, 2012 and director of Company controls Accelerated Venture Partners, LLC (“AVP”), an entity which has agreed to provide financial advisory services to the Company. AVP owns 4,500,000 shares of the Company’s outstanding common stock, representing a 14.51% ownership interest in the Company. Up to 1,000,000 of AVP’s shares can be repurchased by the Company for $0.0001 per share under certain circumstances. AVP is entitled to receive specified cash compensation if the Company achieves certain financial milestones as outlined in the “Our Business” section above. AVP has engaged in transaction with other mining companies that could be a conflict of interest to the Company if investors decide to invest the other AVP opportunities instead of the Company.

LACK OF ADDITIONAL WORKING CAPITAL MAY CAUSE CURTAILMENT OF ANY EXPANSION PLANS WHILE RAISING OF CAPITAL THROUGH SALE OF EQUITY SECURITIES WOULD DILUTE EXISTING SHAREHOLDERS’ PERCENTAGE OF OWNERSHIP.

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations beyond October 31, 2012. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

WE DO NOT PRESENTLY HAVE A TRADITIONAL CREDIT FACILITY WITH A FINANCIAL INSTITUTION. THIS ABSENCE MAY ADVERSELY AFFECT OUR OPERATIONS.

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

OUR INABILITY TO SUCCESSFULLY ACHIEVE SALES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

We may not be able to successfully achieve sales in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of sales, the Company could be forced to cease operations.
OUR SUCCESS IS SUBSTANTIALLY DEPENDENT ON GENERAL ECONOMIC CONDITIONS AND BUSINESS TRENDS, A DOWNTURN OF WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future.

CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS FINANCIAL CONDITION, CASH FLOWS, REVENUE AND RESULTS OF OPERATIONS.

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

WE WILL NEED TO INCREASE THE SIZE OF OUR ORGANIZATION, AND MAY EXPERIENCE DIFFICULTIES IN MANAGING GROWTH.

We are a small company with five full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

WE ARE SUBJECT TO COMPLIANCE WITH SECURITIES LAW, WHICH EXPOSES US TO POTENTIAL LIABILITIES, INCLUDING POTENTIAL RESCISSION RIGHTS.

We intend to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our offering may be exempt from registration under any federal or state law. Instead, we will rely upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any offering does not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Implications of being an Emerging Growth Company

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

  • Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management's Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

• Reduced disclosure about our executive compensation arrangements.

• Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.

  • Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of these reduced reporting burdens in our SEC filings and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

WE INCUR COSTS ASSOCIATED WITH SEC REPORTING COMPLIANCE.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

THE AVAILABILITY OF A LARGE NUMBER OF AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK MAY, UPON THEIR ISSUANCE, LEAD TO DILUTION OF EXISTING STOCKHOLDERS.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which, as of the date of this prospectus, 31,000,000 shares of common stock were issued and outstanding. We are also authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, none of which are issued and outstanding. These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

WE MAY NEED ADDITIONAL CAPITAL THAT COULD DILUTE THE OWNERSHIP INTEREST OF INVESTORS.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

WE MAY NOT HAVE ADEQUATE INTERNAL ACCOUNTING CONTROLS. WHILE WE HAVE CERTAIN INTERNAL PROCEDURES IN OUR BUDGETING, FORECASTING AND IN THE MANAGEMENT AND ALLOCATION OF FUNDS, OUR INTERNAL CONTROLS MAY NOT BE ADEQUATE.

We believe that our disclosure controls and procedures were effective at March 31, 2012. We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors. We do not have a dedicated full time Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

WE DO NOT HAVE ADEQUATE INSURANCE COVERAGE.

At this time, we do not have adequate insurance coverage and therefore have the risk of loss or damages to our business and assets. We may face liability upon the occurrence of any event which could result in any loss or damages being assessed against the Company. Moreover, any insurance we may ultimately acquire may not be adequate to cover any loss or liability we may incur.

WE ARE SUBJECT TO NUMEROUS LAWS AND REGULATIONS THAT CAN ADVERSELY AFFECT THE COST, MANNER OR FEASIBILITY OF DOING BUSINESS.

Our operations are subject to extensive federal, state and local laws and regulations relating to the financial markets. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations. Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, we cannot be sure that any mineral deposit estimate will ultimately be reclassified as reserves. If our exploration program locates a mineral deposit, such deposits may never be such deposits may never be classified as reserves.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD, SILVER AND OTHER METALS WHICH IS BEYOND OUR CONTROL. THE PRICE OF PRECIOUS METALS IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The price of gold and other precious metals can fluctuate. The prices of gold and other precious metals have been and will continue to be affected by numerous factors beyond our control. Factors that affect the price of gold and other precious metals include the demand from consumers for products that use such metals, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS HIGHLY COMPETITIVE AND A SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than us. We compete with other exploration companies looking for gold and copper deposits. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which, ultimately, become productive. However, while we compete with other exploration companies, there is no competition for the exploration or removal of minerals from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining is regulated by the government agencies at the Federal and State levels of government in the United States. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs will be related to posting a $50,000 reclamation bond  before commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company. The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND STATE GOVERNMENTS. FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND OUR LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing and operating mines and other facilities. Furthermore, future changes in governments, regulations and policies could adversely affect our results of operations in a particular period and our long-term business prospects. The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside our control.

TRANSPORTATION DIFFICULTIES AND WEATHER INTERRUPTIONS MAY AFFECT AND DELAY PROPOSED MINING OPERATIONS AND IMPACT OUR PROPOSED BUSINESS.

Our mining properties are accessible by road. The climate in the area is hot and dry in the summer but is subject to heavy rain and snow in the winter months, which could at times hamper accessibility depending on the winter season precipitation levels. As a result, our exploration and mining plans could be delayed for several months each year.

SUPPLIES NEEDED FOR EXPLORATION MAY NOT ALWAYS BE AVAILABLE. IF WE ARE UNABLE TO SECURE EXPLORATION SUPPLIES WE MAY HAVE TO DELAY OUR ANTICIPATED BUSINESS OPERATIONS.

Competition and unforeseen limited sources of supplies needed for our proposed exploration work could result in occasional spot shortages of supplies of certain products, equipment or materials. There is no guarantee we will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms. Such delays could affect our anticipated business operations and increase our expenses.

RISKS RELATING TO OUR COMMON STOCK

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market in our shares. We may never be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. As of the date of this prospectus, the Company had 31,000,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 69,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board or other U.S trading exchange after a prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE STATE LAW HINDER A POTENTIAL TAKEOVER OF GREENTECH MINING INTERNATIONAL, INC.

We may be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved by the shareholders and board of directors .  Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

For purposes of Delaware law, an “interested stockholder” is any person who that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term "interested stockholder" shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through (i) Beneficially owns such stock, directly or indirectly; or (ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of Greentech Mining International, Inc., Inc. from doing so if it cannot obtain the approval of our board of directors.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operation from inception February 6, 2012 through March 31, 2012 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operation

Greentech Mining International, Inc. is a precious metals mining exploration and processing company that has identified potential mining projects both domestically and internationally that it intends to develop into producing mines. The Company’s initial project is the Henry Mountain Project that consists of all 671 acres of Section 36, Township 29 South, Range 11 East, Salt Lake Base and Meridian, in Wayne County, Utah upon which an operating gravimetric circuit (system to separate minerals by weight) has been built on the private property.  In addition, the Henry Mountain Project includes the following Bureau of Land Management (“BLM”) mining claim groups:

 GOLDEN EAGLE CLAIM GROUP, 105 Placer Claims ( loose material such as sand or gravel) totaling 2100 acres – Garfield County, Utah
Claim Numbers UMC 413213 - UMC413309
Claim Numbers UMC414263 – UMC 414270

SILVER EAGLE CLAIM GROUP, 25 Lode Claims (hard rock deposit) totaling 500 acres – Garfield County, Utah
Claim Numbers UMC414271 – UMC414295

BALD EAGLE CLAIM GROUP, 43 Lode Claims (hard rock deposit ) totaling 860 acres – Garfield County, Utah
Claim Numbers UMC414196 – UMC414238

COPPER EAGLE CLAIM GROUP, 24 Lode Claims (hard rock deposit) totaling 480 acres – Garfield County, Utah
Claim Numbers UMC414239 – UMC414262

Out of those claim groups there is a BLM permit to commence small mining operations on 8.264 acres claim #103 in the Golden Eagle claim group and is a twenty acre placer claim.  GMI intends to conduct operation and exploration activities thereon upon the posting of a $51,000 dollar reclamation bond.

GMI has contracted with Greentech Mining, Inc. (“Owner”) to develop and operate the Henry Mountain claims and to run the existing processing plant. The Company has executed an Operating and Exploration Contract with an Option to Purchase all of the assets and machinery at the Henry Mountain Project. Pursuant to the Option Agreement, Greentech Mining, Inc. is responsible for BLM property fees and permit fees of an estimated $50,000 dollars per year that will be reimbursed by GMI until the Option to Purchase has been exercised, as set forth in the Option Agreement.

The Company intends to take a two phase approach to expanding operations and conducting exploration efforts on the Henry Mountain claim groups. In Phase 1 the company will amend the existing processing facility permits to increase the scope of operations from R&D and pilot scale operations to commercial scale operations, meaning the commercial-scale operation of any part of the property as a mine by, or on behalf of, GMI, but does not include processing of ore carried out in a pilot plant or processing ore for other testing purposes. Commercial production shall be deemed to have commenced on the day immediately following the first five (5) consecutive days during which minerals have been produced by, or on behalf of, the Company. In parallel, GMI will fabricate install and test additional equipment for processing material imported from third parties in preparation of achieving commercial level production. During this phase the Company will also test gravel samples from several other mines to determine the feasibility of importing and processing mined material from third parties. The Company will use the current pilot system to incubate mining projects to evaluate potential commercial scale production levels under processing contracts with third party mine owners.

Additional, Phase I includes the Company financing the approved BLM Plan of Operation reclamation bond for the Golden Eagle claim #103 and starting exploration under the current Small Mine permit. This phase will consist of validation of previous exploration programs completed by previous mine owners, equipment purchases, infrastructure expansion to include security, power and water systems while expanded our prospecting, mapping, sampling and ultimately diamond drilling, effective mine planning and implementation will be facilitated at a cost of $2,500,000 to the Company as outlined in the table on page 43 below .

In Phase II, the Company will analyze the exploration data completed by certified and licensed professionals to determine the feasibility of executing the current Plan of Operations approved by the Division of Oil, Gas and Mining, (“DOGM”), and the BLM.  After the Company accesses the data, any modifications, if any, will be identified and the proper amendments will be submitted to DOGM and BLM for approvals. The Company will identify and implement the mining method(s) best adapted to maximize production, including: (i) effective extraction of ore delineated by the exploration, mine geology and grade control department., (ii) proper handling of ore and blending method to attain an economical grade without sacrificing the quality of the ore, (iii) proper, effective and economical milling plant operation that can recover the gold at the highest percentage possible, and (iv) proper disposal of plant tails as outlined in the table on page 43 below.

Our current plans, predicated on raising $15,000,000 from the sale of common stock to begin with Phase I.  If Phase I is favorable, we would then start Phase II that transitions the Company into a precious metals production company at an estimated cost of $12,500,000, which is a reflection of local costs for the type of work program planned.  We will proceed to Phase II only if we are successful in being able to secure the capital funding required to complete Phase II.  Therefore, we expect to expend $2,500,000 on Phase I.

Phase I may require up to sixteen weeks for the base work and an additional two to three months for analysis, evaluation of the work completed and the preparation of a report.  The cost for Phase I is inclusive the aforementioned expenses and includes wages, fees, geological and geochemical supplies, assaying, equipment, trucking and operation costs. It is our intention to carry the work out in 2012 and early 2013, predicated on completion of the off the financing described in this document . We will assess the results of this program upon receipt of an appropriate engineering or geological report. It is our intention to retain a US-educated geoscientist to evaluate and conform to American standards the phase I work program and to author a report to American standards for future capital raising.  Phase II is not planned to be carried out until 2013 and will be contingent upon favorable results from phase I and specific recommendations of a professional geoscientist based on those results. Favorable results means that a geoscientist, engineer or other recognized professional states that there is a strong likelihood of value being added by transitioning into a precious metals production company, makes a written recommendation that we proceed to the next phase of production, a resolution is approved by the Board of Directors of the Company indicating such work should proceed and that it is feasible to finance the next phase of production.

Under the terms of the Option Agreement the Company shall make payment to Owner for the initial consideration of three million dollars ($3,000,000) with the first payment of one million dollars (1,000,000) being paid on or before November 1, 2012 and the remaining balance made in ten (10) consecutive payments of $200,000 beginning on December 1, 2012.  Owner warrants and covenants that it will utilize the funds to remove encumbrances and hold full title and exclusive possession of the Mines and Processing Plant free and clear from all grants, sales, liens, defects, adverse claims and encumbrances of any kind by November 15, 2013.

The Company shall perform exploration, mining, development, production, processing or any other activity (“Work” herein) which benefits the Henry Mountain Project at a minimum cost of $3,000,000 for the first year, $3,000,000 for the second year, and $3,000,000 for the third year of the Option Agreement commencing on September 20, 2012.  All work on other lands within 500 feet of the boundary of any portion of the Henry Mountain Project shall be deemed to benefit the Henry Mountain Project for the work commitment if such work is part of an overall plan or project that includes the Henry Mountain Project. All costs expended for work in excess of $3,000,000 for any one (1) year term shall accrue and be applied to the Option Agreement price as described below. In the event that the Company does not perform work in the amount of the entire minimum expenditure required for the applicable year (which amount will include any excess amount accrued from the prior three year term), the Company shall pay Owner the amount of any such shortage in cash or cash equivalents within 30 days after the end of each three (3) year term. In addition, the Company shall establish a contingency reclamation reserve fund for the purpose of assuring payment of reclamation costs caused by the Company.  The reclamation cost shall be deducted from Net Smelter Royalty (“NSR”) returns on all materials produced and sold from the Henry Mountain Project, after the Owner’s royalties are computed, five percent (5%) of the value thereof, for the purpose of a contingency reclamation reserve fund for paying potential reclamation costs, up to five hundred thousand dollars ($500,000).

Owner also granted the Company the sole and exclusive option to purchase all of Owner’s right, title and interest in the property (the Contracted Mines and Processing Plant) for a total purchase price of TWO MILLION dollars ($2,000,000), plus a perpetual two percent (2%) Net Smelter Royalty (hereinafter referred to as the “Purchase Price”). The Purchase Price may be paid in cash or other cash equivalent as mutually agreed by the Owner and Company. Exercise of the option shall be no sooner than November 15, 2013 unless Owner removes the estimated $1.4 million in encumbrances and holds full title and exclusive possession of the Contracted Mines and Processing Plant free and clear from all grants, sales, liens, defects, adverse claims and encumbrances of any kind prior to November 15, 2013 or if Owner utilizes all or a portion of the purchase price to remove all encumbrances and holds full title and exclusive possession of the Contracted Mines and Processing Plant free and clear from all grants, sales, liens, defects, adverse claims and encumbrances of any kind to be so transferred.  Exercise of the option shall be effective upon delivery of written notice thereof to Owner at Owner’s business address or the address of Owner’s registered agent. The Company shall deliver to Owner a negotiable instrument in the full amount of the Purchase Price in exchange for properly executed and acknowledged Deeds and/or other indicia of ownership in recordable form. Closing shall occur within sixty (60) days after exercise of the option.

The term of the Agreement is for three (3) years from the effective date set forth above, and may be renewed by the Company for successive three (3) year periods upon substantially the same terms and provisions as set forth herein based upon the then-capital structure of the Company, until declared forfeited and canceled by Owner or relinquished by GMI as provided herein. The Company shall give Owner written notice of each renewal at least thirty (30) days prior to expiration of the respective three-year term. The Option Agreement shall automatically renew and continue so long as ores, minerals, or metals are produced or sold from the Henry Mountain Project on a continuous basis. The Company shall have the continuing right to terminate the Agreement at any time and to surrender the Henry Mountain Project to Owner by giving Owner written notice thereof at least 30 days prior to the stated date of termination. Termination of the Option Agreement shall not relieve GMI of its obligation to pay all royalties due to Owner hereunder as well as its pro-rata share of taxes and fees.

The Company’s funding plans include selling additional capital stock and/or borrowing to fund the aforementioned expenses. The Company intends to approach Hedge Funds, Venture Capital Groups, Private Investment Groups and other Institutional Investment Groups in its efforts to achieve future funding.

The Company will require significant additional financing in order to advance the Company’s business plan, achieve the milestones and generate revenue to avoid the discontinuation of the Option Agreement. We intend on seeking financing for Phase I that includes $554,750 for management and exploration, $1,396,750 for our option, equipment at the mine site and processing plant and 548,500 for other general operating expenses for a total of $2.5 million. The Company will also seek financing for Phase II that includes $2,164,250 for management and exploration, $8,674,250 for our option, equipment at the mining site and processing plant and $1,661,500 for other general operating expenses for a total of $12.5 million The Company therefore intends to raise an aggregate of $15 million in 2012, the proceeds of which would be utilized as follows:

Management and Exploration related expenses:
	Phase I	Phase II	Total
Management 1	$172,250	$616,750	$789,000

Exploration 2	$382,500	1,547,500	1,930,000

Processing expenditures:

Mine Site and Processing Plant	$1,182,750	8,032,250	9,215,000

Plant employees	$214,000	642,000	856,000

Other expenditures:

Advertising and Public Relations	$20,000	130,000	150,000

Rent and other payables	$103,700	303,000	406,700

Finance, legal, accounting and closing costs	$154,500	403,800	558,300

Increase in Working Capital	$270,300	824,700	1,095,000

Total Use of Proceeds	$2,500,000	$12,500,000	$15,000,000
______________

(1)   Includes base compensation, benefits and expenses for director-level, and above, domestic and international employees over a two year time frame with the number of management team members (4) ramping up commensurate with the staff build-up. Of the total, 65% is for base compensation, 13% for benefits and taxes, and 22% for expenses.

(2)   Compensation for an estimated domestic and international staff ramping up to 16 full-time-equivalent (FTE) exploration and processing plant employees over a one time frame.  Of the total, 80% is for base compensation (average salary, $60,000); with 20% for benefits and taxes are included with general exploration costs.

There is no guarantee that the Company will be able to raise this or any amount of additional capital and a failure to do so would have a significant adverse effect on the Company’s ability, or would cause significant delays in its ability to address the market for exploration, developing, mining and processing minerals and achieve its Business Plan, it estimated the minimum amount of capital the company needs to raise over the ne twelve months is $1 million to continue operations. Neither the Company nor any of its advisors or consultants has significant experience in the mining industry to raise funds similar to the $15,000,000 estimated to be required,

Going Concern

We were a shell company from February 6, 2012 until our entry into the mining industry in June of 2012.  We have incurred net losses of approximately $1,840 since inception through March 31, 2012.  At March 31, 2012 we had approximately $160 in cash and approximately $0 other assets and our total liabilities were approximately $0.  The report of our independent registered public accounting firm on our financial statements form inception through March 3, 2012 contains an explanatory paragraph regarding our ability to continue as a going concern based upon recurring operating losses and our need to obtain additional financing to sustain operations.  Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate sufficient revenues from our operations to pay our operating expenses.  There are no assurances that we will continue as a going concern.

Results of Operations

Results of Operations for the period ended December 31, 2010

The Company was incorporated on February 6, 2012, and as such had no meaningful results of operations for the period ended March 31, 2012.

During the period from inception (February 6, 2012) through March 31, 2012., we had no revenues and recognized expenses of $1,840 which primarily comprised professional and legal fees and other costs related to the start-up and organization of our business and raising initial capital for the Company.

Liquidity and Capital Resources

As of March 31, 2012, the Company had cash on hand of $160 and had total current liabilities of $0.  Form the time of inception February 6, 2012 through March 31, 2012, we incurred expenses of approximately $1,840 as a result of professional fees required for the compliance of our financial reporting.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies.  In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  The nature of our business generally does not call for the preparation or use of estimates.  Due to the fact that the Company does not have any operating business, we do not believe that we do not have any such critical accounting policies.

PROPERTIES

Offices

At this time, the Company maintains its designated office at 1840 Gateway Drive, Suite 200, Foster City, CA 94404.  The Company’s telephone number is 650-283-2653. The Company uses an Executive Suite through Regus, the world’s largest provider of flexible workplaces, with products and services ranging from fully equipped offices to professional meeting rooms, business lounges and the world’s largest network of video communication studios. Regus can manage telephone answering and mail handling for the Company. As the Company has operations in various locations, some remote, it provides the Company the ability to use all Regus Business Centers worldwide, in 1,200 locations in 550 cities across 95 countries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 19, 2012, by: (2) each current directors; each nominee for director, and executive officers of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of Shares	Percentage Owned

Novus Aurum Trust	26,500,000	85.49%
1840 Gateway Drive, Suite 200
Foster City CA, 94404 (3)

Matthew Neher Neher (4)	26,500,000	85.49%

Accelerated Venture Partners, LLC
1840 Gateway Drive, Suite 200
Foster City CA, 94404 (5)	4,500,000	14.51%

Timothy Neher (6)	4,500,000	14.51%
All executive officers and directors as a group	31,000,000	100%
__________

(1) This table is based upon 31,000,000 shares issued and outstanding as September 19, 2012

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3) Shares are owned directly by Novus Aurum Trust. Matthew Neher, is Principle of Novus Aurum Trust and holds voting and dispositive power for these shares.

(4) Matthew Neher is Principle of Novus Aurum Trust and holds voting and dispositive power for these shares.

(5) Shares are owned directly by Accelerated Venture Partners, LLC. Timothy Neher, is Managing Partner of Accelerated Venture Partners and holds voting and dispositive power for these shares.

(6) Timothy Neher is founder and Managing Partner of Accelerated Venture Partners, LLC and holds voting and dispositive power for these shares.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions

Matthew Neher	48	Director, CEO, Treasurer, Secretary
Timothy Neher	46	Director

Matthew Neher
Serves as Chief Executive Officer, President, Secretary, Treasurer and  director of the Company since June 26, 2012. Mr. Neher is also founder and Chief Executive Officer of Greentech Mining Inc., since 2010 and Greentech Mining Utah, LLC since 2011. Mr. Neher has focused on all aspects of the mining industry for the past 3 years with hands on experience, working with seasoned experts in all areas of permitting and environmental issues, process engineering, mineralogy, ore studies, economic geology, mine engineering, circuit design and implementation. Mr. Neher has extensive experience working with Local, State and Federal Government agencies and has secured multiple mining permits in the State of Utah. The permits in Utah have been issued for the Golden Eagle Placer Mine and the Greentech processing facility near Hanksville, Utah. Mr. Neher has a well-rounded knowledge base to support green mining technology implementation for sustainable mining and processing. Mr. Neher is a serial entrepreneur and seasoned executive with more than 15 years of experience in corporate governance and business development and from 2008 through 2010 used his expertise to consult start-up companies. Prior to consulting companies and co‐founding the Greentech Mining companies, Mr. Neher was Vice President of Wherify Wireless from 1997 through 2008.. Having led the teams that successfully launched products and services in over 19 countries, Mr. Neher has an extensive knowledge base that includes business development, sales and marketing, channel management, contract manufacturing and in country logistics.Mr. Neher has extensive experience in developing new business opportunities, including the fostering of strategic partnerships and relationships in the emerging technology markets.

Timothy J. Neher
Founder, President, Secretary, Treasurer and sole director of the Company from its founding on February 6, 2012 through June 26, 2012 when Mr. Neher resigned his positions President, Secretary, Treasurer and remained on the Board of Directors. Mr. Neher is the founding partner of Accelerated Venture Partners, LLC, a private venture capital firm based in Foster City, California, and has over 20 years of experience in connection with the provision of debt and equity financing, mergers and public offering transactions. Timothy has been on the Board of Directors for Virolab, Inc., a public reporting company since 2010 and the acting Chief Financial Officer, Treasurer and a Director of Mikojo, Inc. a public reporting company that has not reported since May of 2011.. Mr. Neher is also Director of Pinpointed Solutions Inc. a private company since 2008, Director of Ipaypod Inc., a private company since 2007 and Director of Internet Card Present, Inc., a private company since 2007. He is also the President, Secretary and sole director of following public reporting companies: Accelerated Acquisitions XVII,  XX, XXI and XXII. Within the past five years Mr. Neher has been the founder of the following public reporting companies, Accelerated Acquisitions I, II, III , IV, V, X, XI, XII, XIII, XIV, XVIII and XIX. Prior to founding Accelerated Venture Partners, Internet Card Present Industries, Pinpointed Solutions and Ipaypod, Timothy was Chairman and Chief Executive Officer of Wherify Wireless, a private to public company from 1999 to 2007.

On February 6, 2012, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC controlled by Timothy Neher for an aggregate investment of $2,000.00. The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act. On June 27, 2012 the Company entered into a Consulting Services Agreement with Accelerated Venture Partners, LLC described in the “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE” section below. Mr. Neher had no prior business relationship with Greentech Mining Inc. and Greentech Mining Utah LLC, or any involvement in facilitating the Operating Agreement between the Company and Greentech Mining Inc. and Greentech Mining Utah LLC.

Matthew Neher and Timothy Neher are brothers and there is a family relationship between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation($)	All Other Compensation($)	Total ($)
Matthew Neher(1)	2012	0	0	0	0	0	0	0	0

Timothy Neher (2)	2012	0	0	0	0	0	0	0	0

____________

(1) Chairman and Chief Executive Officer

(2) Founder and former Chairman and Chief Executive Officer

On September 10, 2012 the Company entered into an employment agreement with Matthew J. Neher that provides, upon completion of two million dollars in financing, the Company shall begin to pay Neher a base salary of $250,000 per year, to be paid at the times and subject to the Company’s standard payroll practices, subject to applicable withholding. Base salary shall be reviewed at least annually, and increased as determined by the Board. So long as Mr. Neher has not been terminated for cause, as defined in the employment agreement, he will be eligible for bonus compensation, payable immediately following completion of the Company’s financial statements for each full fiscal year, commencing with the 2012 fiscal year. Mr. Neher’s annual bonus target shall be 75% of his base salary, as adjusted from time to time, based upon the Company’s achieving 100% of certain financial metrics (“Plan Targets”) to be determined by the Board.

In consideration of the services, the Company agreed to issue a non-qualified option to Mr. Neher to purchase 1,750,000 shares of the Company’s common stock at an exercise price of $0.0001 per share, vesting over a four year period. The stock option shall vest with respect to 6.25% of the total number of shares which are the subject of the option (109,375 shares) three (3) months after the effective date of the agreement, thereafter the remaining shares granted under the option shall vest ratably on a monthly basis (36,458 shares per month) at the end of each month over a 45-month period. Notwithstanding the foregoing, in the event of a closing of a Change of Control transaction, all options from this agreement and others shall immediately vest and become fully exercisable.

If after ninety days of employment Neher is terminated other than for “Cause” or if he resigns as a result of a “Constructive Termination,” then Neher shall be offered, in exchange for a release of all claims, a lump sum severance payment equal to 12 months base salary and a lump sum payment equal to 50% of all bonus payments made in the 12 months prior to the end of employment date, as then determined.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding from inception February 6, 2012 through March 31, 2012:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Transactions

Option Agreement.

On September 17, 2012, the Company entered into the Option Agreement with the Owners described in section 1.01 above pursuant to which the Company was exclusively contracted to explore, mine and process minerals that may be found on Contracted Premises. In addition the Company was granted the option to purchase the Henry Mountain Project as outlined in the agreement.  The general principles in determining the operating, exploration and option to purchase price was the amount of capital Greentech Mining, Inc. and Greentech Mining Utah have spent on the mining claims and the processing plant which is an estimated $5 million dollars. The agreement was negotiated between Matthew Neher acting on behalf of Greentech Mining, Inc. and Greentech Mining Utah as CEO and Timothy Neher acting on behalf of the Company as a director and only other stockholder. Greentech Mining, Inc. and Greentech Mining Utah located the Henry Mountain claim group in April 2011 and paid approximately $30,000 to the BLM and $300,000 for the 670 acres of private property that included the 40 foot x 80 foot metal building structure upon which the plant is today. The amount of expenses that Greentech Mining, Inc. and Greentech Mining Utah subsequently incurred on the claims and the plant are approximately $4.7 million dollars.

The Company acquired the rights from Greentech Mining, Inc. a Delaware Corporation and Greentech Mining Utah, LLC a Utah limited liability company. Matthew Neher is the founder and Chief Executive Officer of Greentech Mining, Inc. and Greentech Mining Utah and is the Chief Executive Officer and director of the Company since June 26, 2012. Novus Aurum Trust is controlled by Matthew Neher that owns 26,500,000 shares of the Company’s outstanding common stock, representing an 85.49% ownership interest in the Company. Novus Aurum Trust purchased its shares in the Company on June 26, 2012 as disclosed in a Form 8-K filed on June 28, 2012. There were no other agreements between the Company and Novus Aurum Trust prior to the Share Purchase Agreement entered into on June 26, 2012.

Mr. Timothy Neher, the Company’s Chief Executive Officer prior to June 26, 2012, controls Accelerated Venture Partners, LLC (“AVP”), an entity which has agreed to provide financial advisory services to the Company. AVP owns 4,500,000 shares of the Company’s outstanding common stock, representing a 14.51% ownership interest in the Company (collectively, Novus Aurum Trust and AVP own 100% of the Company as there are no other stockholders). Up to 1,000,000 of AVP’s shares can be repurchased by the Company for $0.0001 per share under certain circumstances. AVP is entitled to receive specified cash compensation if the Company achieves certain financial milestones as outlined in the “Our Business” section above and as described in Exhibit 10.4 to the Current Report on Form 8-K filed on June 28, 2012.

Other.

Matthew Neher is the founder and Chief Executive Officer of Greentech Mining, Inc. and Greentech Mining Utah since 2010 and 2011, respectively. Although Mr. Neher does not have employment agreements with these companies, he has received approximately $150,000 in loans (with no formal written agreement) and expense reimbursements over the last 24 months. Mr. Neher will receive compensation of an estimated combine total of $10,000 per months from Greentech Mining, Inc. and Greentech Mining Utah until a new CEO is indemnified and hired by these companies.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of the Registrant’s Common Equity

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our common stock.  Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On February 6, 2012, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $2,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On June 26, 2012, Novus Aurum Trust agreed to (“Purchaser”) agreed to acquire 26,500,000 shares of the Company’s common stock par value $0.0001 (the “Shares”) for a price of $0.0001 per share. At the same time, Accelerated Venture Partners, LLC agreed to tender 1,500,000 of its 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation. Following these transactions, Novus Aurum Trust owned 88.33% of the Company’s 30,000,000, issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 11.66% of the total issued and outstanding shares. Simultaneously with the share purchase, Timothy Neher resigned as an officer of the Company effective immediately and remained on the Company’s Board of Directors and the Board appointed and elected Matthew Neher as President, Chief Executive Officer, Secretary, Treasurer and Director of the Company. The Purchaser used its working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

On June 27, 2012 the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy Neher.  The agreement requires AVP to provide the  Company  with certain advisory services that include reviewing the Company’s business plan, identifying and introducing prospective financial and business partners, and providing general business advice regarding the Company’s operations and business strategy in consideration of (a) an option granted by the Company to AVP to purchase 1,000,000 shares of the Company’s common stock at a price of $0.0001 per share (the “AVP Option”) (which was immediately exercised by the holder) subject to a repurchase option granted to the Company to repurchase the shares at a price of $0.0001 per share in the event the Company fails to complete funding as detailed in the agreement subject to the following milestones:

• Milestone 1 –	Company’s right of repurchase will lapse with respect to 60% of the shares upon securing $10 million in available cash from funding;

• Milestone 2 –	Company’s right of repurchase will lapse with respect to 40% of the Shares upon securing $15 million in available cash (inclusive of any amounts attributable to Milestone 1);

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board.  As of September 19, 2012 there were 31,000,000 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefore, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

●	Restricting dividends on the common stock;
●	diluting the voting power of the common stock;
●	impairing the liquidation rights of the common stock; or
●	delaying or preventing a change in control without further action by the stockholders.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

Financial Statements (Audited) for the period from inception February 6, 2012 to period ended March 31, 2012 (audited by Peter Messineo, CPA) are attached hereto as Exhibit 99.1.

(d) Exhibits

NUMBER	DESCRIPTION

3.1*	Certificate of Incorporation

3.2*	By-Laws

3.2**	Certificate of Amendment of Certificate of Incorporation dated June 22, 2012

10.1****	Employment Agreement dated September 10, 2012 between Greentech Mining International, Inc. and Mathew Neher

10.1	Operating, Exploration and Option to Purchase Agreement dated September 17, 2012

10.4***	Consulting Agreement dated as of June 28, 2012 by and among Greentech Mining International, Inc. and Accelerated Venture Partners LLC

10.5***	2012 Employee, Director and Consultant Stock Plan

99.1	Financial Statements (Audited) for the period from inception February 6, 2012 to period ended March 31, 2012 filed June 26,2012 on form 10K

*Previously filed on February 28, 2012
**Previously filed on June 25 , 2012
***Previously filed on June 29, 2012
****Previously filed on September 14, 2012

SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greentech Mining International, Inc.

By:	/s/ Matthew Neher
Name:	Matthew Neher
Title:	Chief Executive Officer

Dated: January 23, 2013

EXHIBIT LIST

NUMBER	DESCRIPTION

3.1*	Certificate of Incorporation

3.2*	By-Laws

3.2**	Certificate of Amendment of Certificate of Incorporation dated June 22, 2012

10.1****	Employment Agreement dated September 10, 2012 between Greentech Mining International, Inc. and Mathew Neher

10.1	Operating, Exploration and Option to Purchase Agreement dated September 17, 2012

10.4***	Consulting Agreement dated as of June 28, 2012 by and among Greentech Mining International, Inc. and Accelerated Venture Partners LLC

10.5***	2012 Employee, Director and Consultant Stock Plan

99.1	Financial Statements (Audited) for the period from inception February 6, 2012 to period ended March 31, 2012 filed June 26,2012 on form 10K

*Previously filed on February 28, 2012
**Previously filed on June 25 , 2012
***Previously filed on June 29, 2012
****Previously filed on September 14, 2012